Registration No. 333-175483

As filed with the Securities and Exchange Commission on Oct. 25, 2011

                             UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                        _______________________

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                             AMENDMENT 3 to

                                 FORM S-1

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        _______________________

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                               NYC MODA INC.

           (Exact name of registrant as specified in its charter)

         Nevada                            5600                  99-0364975

(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer

incorporation or organization)       Classification Code)      Identification

                                                                      No.)

                             547 N Yale Avenue
                            Villa Park IL 60181
                               (347)690-0196

            (Address, including zip code, and telephone number,

               including area code, of registrant’s principal

                               executive offices)

                        ___________________________

                                Ilona Svinta

                             547 N Yale Avenue
                             Villa Park IL 60181
                                (347)690-0196

              (Address, including zip code, and telephone number,

                   including area code, of agent for service)

                        ___________________________

                                  Copies to:

                                Jody M. Walker

                                Attorney At Law
                           7841 South Garfield Way

                              Centennial, CO 80122
                              Phone 303-850-7637

                                 Fax 303-482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer   [ ]           Accelerated filer          [ ]

Non-accelerated filer     [ ]           Smaller reporting company  [x]

                       CALCULATION OF REGISTRATION FEE

                       PROPOSED        PROPOSED

TITLE OF EACH CLASS OF  AMOUNT         MAXIMUM         MAXIMUM      AMOUNT OF

SECURITIES TO BE        TO BE       OFFERING PRICE    AGGREGATE   REGISTRATION

REGISTERED            REGISTERED      PER SHARE      OFFER PRICE      FEE

<s>                      <c>             <c>             <c>          <c>

Common Stock(1)(2)    4,000,000        $ .02           $80,000       $9.29

                      ---------                        -------       -----

Total                 4,000,000                        $80,000       $9.29

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated October 25, 2011     Subject to Completion

                              NYC MODA INC.

             Up to a Maximum of 4,000,000 Common Shares

                      At $0.02 per Common Share

This is the initial offering of common stock of NYC Moda and no public market currently exists for the securities being offered.

We are offering for sale up to a maximum of 4,000,000 common shares at a fixed price of $.02 per common share. There is no minimum number of common shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered common shares.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account.  Ilona Svita, an officer and director of NYC Moda, intends to sell the common shares directly.  No commission or other compensation related to the sale of the common shares will be paid to Mrs. Svinta.  The intended methods of communication include, without limitations, telephone, and personal contact.

NYC Moda is a development stage company and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase common shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

                                    Per Share       Total

                                   ---------     --------

Price to public                      $ .02       $ 80,000

Proceeds, before expenses          ---------     --------

  to NYC Moda Inc.                   $ .02       $ 80,000

There is no market for our securities.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.

Neither the SEC nor any state securities commission has approved or disapproved of these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The offering shall terminate on the earlier of:

(i) the date when the sale of all 4,000,000 common shares is completed;

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of the board of directors.

                          TABLE OF CONTENTS

                                                                 Page

                                                                 ----

Prospectus Summary                                                 6

Risk Factors                                                       8

Forward Looking Statements                                        15

Source and Use of Proceeds                                        15

Determination of Offering Price                                   16

Dilution                                                          16

Management’s Discussion and Analysis of Financial

  Condition and Results of Operations                             17

Description of Business                                           23

Directors, Executive Officers, Promoters and Control Persons      28

Certain Relationships and Related Transactions                    31

Security Ownership of Certain Beneficial Owners

  and Management                                                  31

Plan of Distribution                                              32

Market for Common Equity and Related Stockholder Matters          33

Description of Securities                                         37

Experts                                                           38

Legal Proceedings                                                 38

Legal Matters                                                     38

Changes in and Disagreements with Accountants on Accounting

  and Financial Disclosure                                        38

Where You Can Find More Information                               39

Financial Statements                                              40

                        PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements. This is a best efforts offering with no minimum number of shares to be sold.

General                             NYC Moda was incorporated under the laws of the state of Nevada on March 30, 2011.

Our principal executive offices are located at 547 N Yale Avenue, Villa Park IL 60181.  Our phone number is (347)690-0196.

Operations                          We are a development stage company, formed to distribute designers’ clothing and footwear from established brands.

We plan on selling designers clothing, apparel and footwear via an internet shop. Our plan is to sell hi-end fashion from various New York City retailers to customers around the word. Our primary targets will be emerging developing markets in Brazil, Argentina, Russia and India. We are planning to execute agreements with our representatives in India, Russia, Brazil and Argentina during first six months of our operation. We have developed our business plan, purchased some inventory from USA based company: www.liquidation.com, and executed an agreement with NJDist.Biz.

We anticipate that we will derive our income from buying clothing at discounted prices and resell it via an internet shop with product to be delivered by mail.  We do not anticipate earning revenues until such time as we enter into commercial operation.

Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

From inception until the date of this filing, we have had no revenues and very limited operating activities.  Our financial statements from inception March 30, 2011 through the year ended April 30, 2011, report no revenues and a net loss of $41.  In their opinion on our financial statements as of April 30, 2011, and the related statements of operations stockholders’ equity and cash flows for the period from March 30, 2011(inception) through April 30, 2011, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern

Market for our common stock         Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

Common shares outstanding prior to

Offering                            9,000,000

Common shares being offered         4,000,000

Duration of the offering            The offering shall terminate on the

                                    earlier of:

                                       (i) the date when the sale of

                                           all 4,000,000 common shares

                                           is completed;

                                      (ii) one year from the date of

                                           this prospectus; or

                                     (iii) prior to one year at the

                                           sole determination of the

                                            board of directors.

Use of Proceeds                    We will use the proceeds of this

                                   offering to website developing,

                                   marketing, office expense, shipping,

                                   independent contractor fees and

                                   inventory.

                            RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks Associated with Our Business

1.   We are a development stage company but have not yet commenced significant operations.  We expect to incur operating losses for the foreseeable future.

We were incorporated on March 30, 2011 and, to date, have been involved primarily in organizational activities.  We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful.

We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new internet sales companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.

These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.

Prior to having an inventory of clothing to sell, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

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2.   Without the funding from this offering, we will be unable to implement our business plan. Our current operating funds are not sufficient to complete our intended business plan.  We will need the funds from this offering to commence activities described in our plan of plan of Operation. As of July 31 2011, we had cash in the amount of $1,051 and liabilities of $0. We currently do not have any significant operations and we have no income.

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3.   We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing.  As a result, there is substantial doubt about our ability to continue as a going concern.

We have accrued net losses of $7,949 for the period from our inception on March 30, 2011 to the period ended July 31,2011 and have no revenues to date.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from our acquisition development, and management of real and intangible property and the provision of expertise.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth.  These factors raise substantial doubt that we will be able to continue as a going concern.  Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise funds.  If we fail to raise sufficient capital, we will not be able to complete our business plan.  As a result we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining if an investment in NYC Moda is suitable.

If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from Ilona Svinta, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program.

4.   Because we plan to export clothing overseas, we could be affected by disruptions in delivery.

Because we intend to export new clothing and deliver them directly to our potential customers in foreign countries, disruptions in shipping deliveries may affect us.  Deliveries of our products may be disrupted through factors such as:

(i)

work stoppages, strikes and political unrest;

(ii)

problems with ocean shipping, including work stoppages and shipping container shortages;

(iii)

increased inspections of import shipments or other factors causing delays in shipments; and

(iv)

economic crises, international disputes and wars.

Any of the foregoing disruptions could disrupt our operations and lead to a complete loss of your investment.

5.   If we do not attract customers, we will not make a profit, which will ultimately result in a cessation of operations.

We currently have no customers to purchase any goods or services from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell clothing at prices which generate a profit.

6.   The clothing industry is cyclical and is sensitive to changing economic conditions.  Our business could be adversely impacted by the current industry and general economic slowdown or recession.

Sales of quality clothing historically have been subject to substantial cyclical variation characterized by periods of oversupply and weak demand.  We believe that many factors affect the industry, including

   -  consumer confidence in the economy,

   -  the level of personal discretionary spending,

   -  interest rates,

   -  fuel prices,

   -  credit availability and

   -  unemployment rates.

At this time, we cannot predict the severity or duration of the slowdown and we cannot assure that our business will not be materially adversely affected if it continues or worsens.  Accordingly, you are likely to lose your entire investment if the current slump in internet sales continues.

7.   We operate in a highly competitive environment.  If we are unable to successfully compete in the fashion industry, the financial condition of our business could be materially adversely affected.

We operate in a highly competitive environment.  Our competition includes small and midsized companies, and many of them may sell the same clothing in our markets at competitive prices. Other competitors include private market buyers and sellers of new clothing. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

8.   Changing retail prices could negatively affect our business operations.

Any significant changes in retail prices for new clothing could reduce our sales and margins.  If any of our competitors seek to gain or retain market share by reducing prices for new clothing, we would likely reduce our prices in order to remain competitive, which could result in a decrease in our sales and profitability and require a change in our operating strategies.

9.   We will rely on independent third-party transportation providers for substantially all of our merchandise shipments.  We could be subject to increased shipping cost as well as the potential inability of our third-party transportation providers to deliver on a timely basis.

We currently rely upon independent third-party transportation providers for substantially all of our merchandise shipments, including shipments to and from all of our stores.  Our utilization of these delivery services for shipments is subject to risks, including increases in fuel prices, which would increase our shipping costs, labor strikes and inclement weather, which may impact a shipping company’s ability to provide delivery services that adequately meet our shipping needs.  If we change the shipping companies we use, we could face logistical difficulties that could adversely affect deliveries and we would incur costs and expend resources in connection with such change.  Moreover, we may not be able to obtain terms as favorable as those received from our current third-party transportation providers, which in turn would increase our costs.

10.   Our sole officer and director will own 69.23% or more of our outstanding common stock if the maximum offering is obtained.  Our sole officer and director will make and control corporate decisions that may be disadvantageous to minority shareholders.

If the maximum offering shares is sold, Ilona Svinta, our sole officer and director, will own 69.23% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mrs. Svinta may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

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11.   There is no minimum offering amount or no escrow account.  Offering proceeds shall be deposited directly into our operating account.  Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the common shares offered through this offering, the offering makes no provisions for refund to an investor.  We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations.  Any funds received from the sale of newly issued stock will be placed into our corporate bank account.  We do not intend to escrow any funds received through this offering.  Once funds are received as a result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

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12.   Currency rate fluctuations may have a negative effect on our profitability.

We will endeavor to source our potential clients around the world, so we are likely to be affected by changes in foreign exchange rates.  To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

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13.  Ms. Svinta has operated a clothing store previously. While the clothing store provided income to Ms. Svinta for approximately 5 years, in 2010 it was closed and ceased to operate. The main factors that caused this were increasing rental expenses and Ms. Svinta’s desire to pursue other business interests. We cannot guarantee with certainty that similar factors will not affect the business activities of NYC Moda Inc. in the near future, which may also cause us to cease operations.

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RISKS ASSOCIATED WITH THIS OFFERING

14.   We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.  The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant’s common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

   -   Make a suitability determination prior to selling penny stock to the purchaser;

   -   Receive the purchaser's written consent to the transaction; and

   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

15.   We are selling this offering without an underwriter and may be unable to sell any common shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions.

She will offer the shares to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

16.  We do not have a public market in our securities.  If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares.  Our securities are not traded on any exchange.  We cannot assure you that an active public market will ever develop.  Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

17.   The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

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Upon effectiveness of the registration statement, we will become a reporting company and file annual, quarterly and current reports with the SEC. The offering will last for up to one year, which would be the completion of the offering. The reporting obligation commences upon effectiveness of the registration statement under Section 15(d) of the Securities Exchange Act.

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We will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

18.   We have not yet adopted of certain corporate governance measures. As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market.  Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because our sole director is non-independent, we do not currently have independent audit or compensation committees. As a result, the sole director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

19.   We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.  Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.  We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC.  To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.  Ineffective internal controls could cause investors to lose confidence in our reported financial information.

20.   Should we have troubles raising the appropriate capital to continue operations, our ability to complete projects will be dependent upon a verbal lending agreement with Mrs. Svinta, and will be limited by her personal budget.

If we are unable to raise sufficient capital to continue operations, we have a verbal agreement with Mrs. Svinta that states that she will lend the company funds out of her personal budget to fund projects that she deems necessary, as determined on a project-by-project basis.  As a result, we cannot guarantee that Mrs. Svinta will approve of or have the ability to fund any proposed project.

                      FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us.

                       SOURCE AND USE OF PROCEEDS

Our offering is being made on a self-underwritten basis.  There is no minimum offering amount. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% respectively, of the securities offered for sale by NYC Moda.  There is no assurance that we will raise the full $80,000 as anticipated.

Funding Level             $80,000        $60,000        $40,000        $20,000

Offering Expenses           9,000          9,000          9,000          9,000

                          -------        -------        -------        -------

Net proceeds              $71,000        $51,000        $31,000        $11,000

Website developing        $ 4,000        $ 3,000        $ 2,000        $ 1,000

Marketing, advertising

 contractor fee            24,000         20,000         14,000          3,000

Office setup                  500            500            500            500

Shipping, independent

contractor fees             3,500          2,500          1,500            750

Inventory of clothing      35,000         22,500         11,000          4,000

Other Expenses            4,000          2,500          2,000          1,750

                          -------        -------        -------        -------

Net proceeds expended     $71,000        $51,000        $31,000        $11,000

                          =======        =======        =======        =======

Other Expenses will consist of travel expenses, communication expenses,(international calls, and cell phone expenses). Other expenses may also be used for shipping and independent contractors’ fees as needed.

  We will establish a separate bank account and all proceeds will be deposited into that account. Ilona Svinta our sole director will not be repaid from the proceeds of this offering.

 If necessary, Ilona Svinta, our sole officer and director, has verbally agreed to loan up to $20,000 to NYC Moda to complete the registration process (the loaned funds may also be used for expenses described in our plan of operations). If we raise less than $20,000, we will use them in the following order of importance as funding permits: to pay our ongoing legal and professional fee, pay marketing and advertising expenses and website development, office setup.

                  DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                               DILUTION

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since inception on March 30, 2011.  Ilona Svinta, our sole officer and director, paid $.001 per share for the 9,000,000 common shares

Assuming completion of the offering, there will be up to 13,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level            $80,000      $60,000      $40,000      $20,000

Offering price             $0.02        $0.02        $0.02        $0.02

Net tangible book      $0.001       $0.001       $0.001       $0.001

  value per common

  share before offering

Increase per common     0.006        0.005        0.004        0.002

  share attributable   ------       ------       ------       ------

  to investors

Pro forma net tangible $0.007       $0.006       $0.005       $0.003

 book value per

 common share after

 offering

Dilution to investors     $0.013       $0.014       $0.016       $0.017

Dilution as a                65%          70%          80%          85%

  percentage of

  offering price

Based on 9,000,000 common shares outstanding as of April 30, 2011 and total stockholder’s equity of $8,959 utilizing audited April 30, 2011 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.02 per common share.

              MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

                  CONDITION AND RESULTS OF OPERATIONS

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Our cash balance is $1,050 as of July 31,2011.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Ilona Svinta, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. We will commence our 12 month Plan of Operations immediately after we raise at least $20,000 from this offering. We believe proceeds from this offering will be sufficient to commence operating our business. If we did not raise $20,000 from this offering we may utilize funds from Ilona Svinta.

Ilona Svinta agreed to loan up to $20,000 to the company. The loaned funds may be used to maintain the company’s reporting status and to implement our plan of operation. Ms. Svinta has no obligation to advance or loan funds to the company.If we do not raise sufficient funds from this offering to implement our business plan and Ms. Svinta does not provide such funding we will try to find another sources of funding and you may lose your investment if we are unsuccessful.

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In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Plan of Operation

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We will commence our 12 month Plan of Operations immediately after we raise at least $20,000 from this offering. We believe proceeds from this offering will be sufficient to commence operating your business. If we did not raise $20,000 from this offering we may utilize funds from Ilona Svinta. Ms. Svinta has no obligation to advance or loan funds to the company.  If we do not raise sufficient funds from this offering to implement our business plan and Ms. Svinta does not provide such funding we will try to find another sources of funding and you may lose your investment if we are unsuccessful.

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Our current cash balance is not sufficient to fund our operations. We will need the funds from this offering to implement our plan of operation and satisfy our cash requirements during the next 12 months.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  Once we complete our public offering we plan to do the following activities to expand our business operations.

 Upon completion of our public offering, our specific goal is to profitably sell clothing. We will commence our 12 month Plan of Operations immediately after we raise at least $20,000 from this offering. The time references such as 1st, 2nd, 3rd, etc. month will commence after this date.

 Our plan of operations is as follows:

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1st-2nd month                        Minimum cost $1060

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1)  . Our plan is to establish an office in NYC at future date (after our 12-month plan of operation). For now we plan to establish presence in NYC by establishing just a mailing address for $60 per month.

 We believe that this sufficient for our purposes at this time. We do not believe that we will need to obtain additional office space at the present time, but we anticipate requiring additional office space in the future once our operations expand.  We do not require any warehouse or shipping facilities in New York due to our relationship with NJDist.Biz who has agreed to store our inventory.

2) We are planning to build up our inventory.  The inventory amount will depend on the amount of money we can raise from these offering. Minimum amount $1,000.  Maximum $6,000

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3rd -4th month                       Minimum cost $1,500

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We will continue to buy clothing inventory.  The inventory amount will depend on the amount of money we can raise from these offering Minimum amount $1,500.Maximum $12,000

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5th-6th month                          Minimum cost $1,550

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1) We are planning to launch our site www.nycmodainc.com in English for Indian customers. Our plan is to find during this period representative in India for Indian customer payment center and execute agreements with them. Developing our site will cost approximately: $500-$1000

2) We will develop an eBay store at http://stores.ebay.com. Premium Store monthly subscription costs $50. We can list more than 250 items a month in Fixed Price. Also we will promote www.nycmodainc.com on “stores.ebay.com”.

3) We are going to hire independent contractor to update our web site daily and for online marketing of our web site. This company will have to update daily our web site to add new items for sale and take out sold items. We will also feature a forum on our web site where people can share their buying experience. We will try to improve our service based on customer’s feedback.  Also our goal will be to create emailing list of potential buyers. Our web site will have sigh up page for daily deals. Customer has to sign up to get emails with “Daily Deal”.  We hope this strategy will add sales incentive and create a reason for customers to return to our site.

Also independent contractor will do the following online marketing to promote our services:

   -  Display Advertising: Display advertising involves the use of web banners or banner ads placed on a third-party website to drive traffic to a company's own website and increase product awareness.

   -  Email Marketing: sending promotional emails directly to customers.

   -  Interactive Advertising: Interactive advertising involves the use of animations and other graphic techniques to create ads that engage the viewer and invite participation.

   -  Search Engine Marketing: Search Engine Optimization, paid placement, and paid inclusion are search engine marketing techniques that companies can use to increase their visibility in the search engine page results from Google and its competitors.  Estimated cost for independent contractor services is $1000-$2000 monthly.

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7th-8th months                          Minimum cost $2,000

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1) We plan to launch second internet shop in Russian for Russian customers. Our plan is to find during that period Russian representative for Russian customer payment center and execute agreement with them with view of performing online advertising of our site in Russian Search Engine. Our estimated cost for this is $500-$1,000.

2) We will continue to purchase inventory.  The inventory amount will depend on the amount of money we can raise from these offering. Minimum amount $1,500.Maximum $17,000

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9th-10th months                          Minimum cost $500

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We are going to launch third internet shop in Spanish for Argentina customers. Our plan is to find during that period Argentina’s representative for Argentina customer payment center who will do online advertising of our site in Argentina’s Search Engine.  Our estimated cost for this is $500-$1000.

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 11th -12th months                          Minimum cost $500


We are going to launching fourth internet shop in Portuguese for Brazil customers. Our plan is to find during that period Brazilian representative for Brazilian customer payment center. Our independent contractor will do online advertising of this site in Brazilian Search Engine.  Our estimated cost for this is $500-$1000.

If we are unable to raise maximum in this offering we will be required to reduce spending in areas of  Website developing, Marketing, advertising Contractor Fee, Shipping, Independent Contractor Fees, Inventory of clothing, and Other Expenses. Please see SOURCE AND USE OF PROCEEDS.  This reduction in expenditures may reduce our ability to grow and profit.

If we are unable to attract customers to buy our product we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Ilona Svinta, our chief executive officer, will be devoting approximately 50% of her time to our operations.  Once we expand operations, and are able to attract more and more customers to buy our product, Mrs. Svinta has agreed to commit more time as required. Because Mrs.Svinta will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Results of Operations

---------------------

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From Inception on March 30 2011 to July 31, 2011.

During the period we incorporated the company, prepared a business plan and executed an Agreement with NJDist.Biz. We have purchased some inventory from www.liquidation.com.Our loss since inception is $$6,964.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

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Since inception, we have sold 9,000,000 shares of common stock to our sole officer and director for net proceeds of $9,000.

Liquidity and Capital Resources

-------------------------------

As of July 31, 2011, NYC Moda Inc.had $1051 cash and our liabilities were $0. The aviable capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 9,000,000 common shares to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $9,000.

To meet a small part our need for cash, we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

In the first quarter we used our cash we had to pay expenses associated with this offering. We paid $3,250 to our auditors, $15 registration fee to the SEC and $3,500 as legal fees. We paid $62 Skype Communication. We have purshased hosting from IX Web Hosting for $95.We have bought inventory of cloting from www.liquidation .com for $985. Our current cash on hand will be used to pay the fees and expenses of this offering.

As of the date of this registration statement, the current funds available to NYC Moda will not be sufficient to continue maintaining a reporting status.  Our sole officer and director, Ilona Svinta, has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by NYC Moda. However, there is no contract in place or written agreement securing this agreement. Management believes if NYC Moda cannot maintain its reporting status with the SEC, it will have to cease all efforts directed towards NYC Moda.  As such, any investment previously made would be lost in its entirety.

Going Concern

-------------

Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. NYC Moda anticipates over the next 12 months the cost of being a reporting public company will be approximately $15,000.

We are highly dependent upon the success of the private offering of equity, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for NYC Moda. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If NYC Moda. cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, we would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the clothing sales market pose the most significant challenges to our success over the next year and in future years.  Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company.

Our management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should we fail to sell less than all its shares under this offering, NYC Moda would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

Off-Balance Sheet Arrangements

------------------------------

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need for Additional Capital

------------------------------------------------------

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Significant Accounting Policies

-------------------------------

Basis of Presentation

NYC Moda reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Depreciation, Amortization and Capitalization

NYC Moda records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Income Taxes

NYC Moda accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that NYC Moda will not realize the tax assets through future operations.

Fair Value of Financial Instruments

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires NYC Moda to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. NYC Moda’s financial instruments consist primarily of cash.

Per Share Information

NYC Moda computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                        DESCRIPTION OF BUSINESS

General

-------

We were incorporated in the state of Nevada on March 30, 2011.  We are in the business of clothing distribution.  We plan to purchase clothing from USA based companies and sell it overseas. We plan to develop a website that will display a variety of product and prices. We have not generated any revenues and the only operation we have engaged in to date is purchasing some inventory from USA based company: www.liquidation.com consisting of New Women's Clothing- Dresses, and Jumpsuits, and executing an agreement with NJDist.Biz described below.  Our principal office address is located at 547 N Yale Avenue, Villa Park IL 60181.  Our telephone number is (347)690-0196.  We are a development stage company and have not earned any revenue.  It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Product

-------

We are in the business of buying and selling clothing and accessories. Our sole officer and director, Ilona Svinta, has worked in fashion industry for the past 10. We will rely on her knowledge and expertise of the fashion industry in conducting our operations.  Our service will include selling clothing, shipping and handling, and custom clearing if needed.  Depending on the number of shares that we sell from this offering, we plan to keep a small inventory of clothing and accessories.  This inventory will consist of most popular models with highest turnover rate.

We will display our inventory on our website.  Our customers will be able to select clothing and accessories on our website according to their budget and preferences.  Our customers will also be able to order clothing which is not displayed on our website by specifying the brand and needed size.

We plan to offer our inventory at price marked-up 50% to 60% of our cost. Our customers will be asked to pay us the full price in advance.

Website

-------

Our website: www.nycmodainc.com will display information about us, our services, our prices, our terms, delivery time and other information. It will offer four language choices - English, Spanish, Portuguese and Russian) We plan to subscribe for a website search optimizing service to increase the frequency our website is displayed to our potential customers when they search any of the four lanaguages for key words such as “designer clothing”, “fashion”, “quality clothing”.

Our Source of Inventory

-----------------------

Our plan is to purchase merchandise in bulk at discount prices and pass the savings to our customers.  We plan to purchase our inventory from the following sources:

Closeouts are a type of sale of goods below original manufacture cost that will no longer be carried or sold within the retail stores. The retail store changes its inventory seasonally; when they do this they remove all merchandise that had not sold within a period of time. Then they sell them in bulk at a loss under special agreements or contracts to jobber / closeout companies. Closeouts are mainly new items.

Liquidations are type of sales of goods below original cost in order to settle debts or reduce amount of debt owed by a company converting merchandise in to cash. We are going to purchase from the following internet wholesalers: www.1fashionclothing.com, http://www.liquidation.com, and www.overstock.com. We have opened reseller account with them.

Retail shops in NYC

-------------------

NYC retail shops are known for bargain prices sometimes as low as 70%-80% of retail price. Usually it occurs before new season, when stores are trying to get rid of the inventory to clean up the space for new items. This is inventory should be popular in countries like Brazil and Argentina since they have opposite seasons than New York. When New York is getting rid of winter inventory, South America is in demand for winter clothing for the upcoming winter season. Our president will be in charge of selecting inventory from these NYC retail shops.

Occasionally we may purchase clothing from www.ebay.com

Agreement with NJDist.Biz

-------------------------

We have executed an agreement with NJDist.Biz to store and ship our inventory for NYC Moda.  NJDist.Biz will act as our shipping agent. NJDist.Biz will:

   -  pick up clothing from the Ney York stores,

      -  deliver clothing to its warehouse,

      -  store it and

      -  ship it later at our request.

Compensation will be 10% of the clothing value. The agreement is in force for six continuous months commencing on May 17, 2011, the effective date. Either party shall have the right to terminate this contract at will with 30 days’ notice to the party opposite.

Structure of our business

We intend to establish a main office in NYC and four local internet shops with local payment centers operated by our partners.

  Main office:  We are planning to open a small office in NYC after our 12-month plan of operation..  We are going to use our office and home space to store some of our inventory. When customer has items from different vendors we will combine those items in one international package and ship from our office to save on shipping costs.

  Responsibility of the main office:  NJDist.Biz’s role is to handle shipping and storage product purchased in NYC stores and nearest areas only.  All other product will be sent to our main office to Villa Park, Illinois. Such product will be stored and shipped out of this office. Some packages from different vendors maybe combined and shipped to customer from our office. The main office will handle shipping to customers in their respective countries. Our vendors will send packages to our office and we will route them to our customers—some customers may have shipments from more than one vendor which we will have to combine into one shipment.  Some inventory we will store temporary in our office. Our president also will purchase inventory in NYC fashion stores when they have sale at bargain prices. Main office will distribute commission payments to our overseas partners and deal with insurance claim with USPS if needed.

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Local payment centers: The terms “representatives”, “local partners” are the same and could be used interchangeably. Our representatives or local partners will work in overseas payment centers in India, Russia, Brazil and Argentina. Vendors are our suppliers of clothing inventory.

Our  representatives are Local Centers who will receive and process payment, and provide customer service. They will also be in charge of transferring customers’ payments. We have not yet identified our representative and vendors.

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We are going to have partners in 4 countries: India, Brazil, Argentina and Russia.  We hope that having local centers will reduce customers’ inconvenience and safety concern of sending payment overseas. Our local partners will add convenience and peace of mind to our customers. Customer service will be provided in our clients’ respective native languages.

Responsibilities of the local centers:  Our representative will be independent contractors. Their main responsibility will be taking payment in local currencies, converting to US dollars and transfer dollars to NYC Moda Inc. bank account in USA. Our representative will be dealing with customer services such as: explaining all process to perspective buyers, helping with understanding the terms and expected delivery time, helping with calculating saving on shipping when items are combined in one package. Our local payment centers will be responsible for clearing the payments from customer. During our 12 month plan of operation we do not plan to accept payment through our website, however we plan to add this feature at a later date.

Our local representative will receive 15% commission from sale. This commission will be calculated from cost of sold clothing .

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We have not yet identified our representative and vendors.

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According to our plan of operation on 6th month we plan to execute agreements with our local partners.

Marketing Our Services

----------------------

We intend to rely on our sole officer and director, Ilona Svinta to market our services and products. Our goal is to create solid customer base.  Our web site will have sigh up page for daily deals. Customer has to sign up to get emails with “Daily Deal”.  We hope this strategy will add sales incentive and create a reason for customers to return to our site. We intend to hire an outside web designer to assist us in designing and building our website. We will strife to make shopping on our website easy and convenient by displaying colors, materials, and sizes.  Our navigation will be intuitive and shopping cart will be easy to use.

Shipping

--------

We are planning to use the United States post office for our shipping and handling needs.

Competition and industry overview

---------------------------------

The US clothing industry includes about 100,000 stores with combined annual revenue of about $150 billion. The industry is concentrated: the fifty largest companies account for about sixty five percent of industry revenue. (Source  http://www.businesswire.com)

Personal income and fashion trends drive demand for clothing. The profitability of individual companies depends heavily on effective merchandising and marketing. Large companies can offer wide selections of clothing and have advantages in purchasing, distribution, and marketing. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can.

We may be unable to compete effectively, which could have a material adverse effect on our financial condition and results of operations.

Insurance

---------

We plan to purchase shipping insurance from USPS. We do not have any other insurance.

Employees; Identification of Certain Significant Employees

----------------------------------------------------------

We are a development stage company and currently have no employees. Ilona Svinta, our sole officer and director, in a non-employee officer and director of the Company.  We intend to hire employees on an as needed basis.

Properties

----------

Our business office is located at 537 N Yale Avenue, Villa Park IL 60181. This is the office provided by our sole officer and director, Ilona Svinta.  Our telephone number is (347)690-0196.  This office consists of 200 square feet.  We do not pay any rent to Mrs. Svinta and there is no agreement to pay any rent in the future.

As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

---------------------

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the shipping requirements. We are in business of reselling and shipping new clothing to India, Russia, Argentina and Brazil. We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. Currently we are not subject to any government approval of principal product or services. We may fall under international regulation of packing, labeling, documentation, and insurance requirements. A Shipper's Export Declaration (SED) is used to control exports and act as a source document for official U.S. export statistics. SEDs must be prepared for shipments through the U.S. Postal Service when the shipment is valued over $500. We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices.

We will be subject to state, federal and international laws and regulations applicable to online commerce, including user privacy policies, product pricing policies, Web site content and general consumer protection laws. Laws and regulations have been adopted, and may be adopted in the future, that address Internet-related issues, including online content, privacy, online marketing, unsolicited commercial email, taxation, pricing and quality of products and services. Some of these laws and regulations, particularly those that relate specifically to the Internet, were adopted relatively recently and their scope and application may still be subject to uncertainties. Interpretations of these laws, as well as any new or revised law or regulation, which could decrease demand for our services, increase our cost of doing business, result in liabilities for us, restrict our operations or otherwise cause our business to suffer. Our failure, or the failure of our business partners, to accurately anticipate the application of these laws and regulations, or to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business.

       DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of

Execitove Officer

and/or Director         Age  Position                 Term of Office

Ilona Svinta

547 N. Yale Avenue

Villa Park IL 60181     37   Chief Executive Officer   Inception to

                             Chief Financial Officer   present

                             and Director

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Ilona Svinta has acted as sole officer and director since our incorporation on March 30, 2011.  From 2005 to 2010, our president Ilona Svinta owned and operated “Pietro Baldini”, a clothing store located in Riga, Latvia. On May 2010, this store was closed and ceased to operate.  Consequently, Mrs.Svinta no longer manages any activities of Pietro Baldini. From 2010 to present Ilona Svinta devoted her time to studying clothing distribution industry. She researched information in books and on internet. She also traveled to India and Russia to study clothing market there.  At the time when Ms. Svinta operated the clothing store she lived in Latvia.

She has extensive experience She has extensive experience relating to whether certain merchandise will be salable. During the past five years, Ilona Svinta also has attended various merchandising classes.

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Our director was selected based on above mentioned experience and education in fashion industry as well as an established network of business contacts.

Director Independence

---------------------

Our board of directors is currently composed of one member, Ilona Svinta, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Significant Employees

---------------------

We have no employees.  Our sole officer and director, Ilona Svinta, is an independent contractor to us and currently devotes approximately twenty hours per week to company matters.  After receiving funding pursuant to our business plan, Mrs. Svinta intends to devote as much time as necessary to manage the affairs of NYC Moda.

Within the last ten years, Mrs .Svinta has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mrs. Svinta has not been convicted in any criminal proceeding (excluding traffic violations) nor is she subject of any currently pending criminal proceeding.

Currently, we have no formal independent contractor or consulting agreements in place.

Executive Compensation

-----------------------

     Management Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by our chief executive officer and chief financial officer from inception on March 30, 2011 until April 30, 2011:

                  Executive Officer Compensation Table

                                               Non-  Non-qualified

                                              Equity    Deferred     All

Name                                        Incentive   Compensa-   Other

and                          Stock  Option    Plan        tion      Compen-

Principal       Salary Bonus Awards Awards Compensation  Earnings   sation   Total

Position   Year  (US$) (US$) (US$)  (US$)     (US$)       (US$)      (US$)   (US$)

(a)         (b)   (c)   (d)   (e)    (f)       (g)         (h)        (i)     (j)

 -------- ----- ------ ----- ------ ------ ------------ ---------- --------  ------

<s>         <c>   <c>   <c>   <c>    <c>       <c>         <c>        <c>     <c>

Ilona Svinta 2011   -    -     -      -         -           -          -        -

 CEO and CFO

We have no employment agreements with our officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

There are no current employment agreements between the company and its officers.

Mrs. Svinta currently devotes approximately twenty hours per week to manage the affairs of NYC Moda Inc.  She has agreed to work with no remuneration until such time as NYC Moda Inc. receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

---------------------

Our sole member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to our director. There are no contractual arrangements with member of the board of directors. We have no director's service contract.

                     Director's Compensation Table

          Fees

         Earned                               Non-

           or                  Non-Equity   qualified

          Paid                 Incentive    Deferred

           in   Stock  Option     Plan    Compensation All Others

          Cash  Awards Awards Compensation   Earnings  Compensation Total

Name     (US$)  (US$)  (US$)      (US$)       (US$)      (US$)      (US$)

(a)       (b)    (c)    (d)        (e)         (f)        (g)        (h)

-----    ------ ------ ------ ------------ ----------- ------------ -----

 <s>       <c>    <c>    <c>       <c>         <c>         <c>        <c>

Ilona

 Svinta    2011    -      -         -           -           -          -

Our director does not receive any compensation for serving as sole member of the board of directors. We have no plans to pay any directors compensation in 2011.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

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Our sole officer and director has informally agreed to loan us funds up to $20,000 if we need them to pay for our reporting obligations and business expenses. Ms Svinta will not charge interest on this loan. She does not have a legal obligation to loan us these funds.

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        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers, sole director and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                                                        Percentage

                                                           of

                                            Number of   Ownership

                                             Shares       After

                           Percentage        After         the

                 Number of     of           Offering     Offering

                  Shares   Ownership       Assuming all  Assuming

Name of           Before     Before          of the    all of the

Beneficial          the        the          Shares are   Shares are

Owner (1)        Offering   Offering         Sold          Sold

----------       --------- ----------      ----------- -----------

Ilona Svinta    9,000,000      100%         9,000,000     69.23%

547 N. Yale

 Avenue

Villa Park, IL

 60181

(1) Ilona Svinta, the sole officer and director, is the only promoter of the registrant.

Securities authorized for issuance under equity compensation plans

------------------------------------------------------------------

We have no equity compensation plans.

                          PLAN OF DISTRIBUTION

NYC Moda has 9,000,000 common shares issued and outstanding as of the date of this prospectus.  NYC Moda is registering up to 4,000,000 common shares for sale at the price of $0.02 per share. There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

We will sell the 4,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  This prospectus permits our sole officer and director to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares she may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Mrs. Svinta, our sole officer and director.  Mrs. Svinta will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares.  No sales commission will be paid for common shares sold by Mrs. Svinta are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, Mrs. Svinta primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  Mrs. Svinta has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and she has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

These are no finders.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)  Holders.  At October 12, 2011, there was one shareholder of NYC Moda.

c)  Dividends.  Holders of our common shares are entitled to receive such dividends as may be declared by its board of directors.  No dividends on our common stock have ever been paid, and we do not anticipate that dividends will be paid on our common shares in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category     Number of Securities   Weighted Average Exercise   Number of Securities

               Issued upon Exercise of  Price of Outstanding Options Remaining Available

                Outstanding Options,      Warrants and Rights          Future Issuance

Equity

Compensation

Plans Approved

by Security Holders       n/a                       n/a                       n/a

Equity

Compensation

Plans Not Approved

by Security Holders       n/a                       n/a                       n/a

                          ---                       ---                       ---

Total                     n/a                       n/a                       n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

Since inception, NYC Moda has sold the following securities to our sole officer and director that were not registered under the Securities Act of 1933, as amended.

Name                  Date          Shares          Consideration

---------------   ------------   -------------       -------------

Ilona Svinta     April 4, 2011       9,000,000        $   9,000

NYC Moda made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended on the basis that the securities were offered and sold in a non-public offering to a sophisticated investor.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Shares Eligible for Future Sale

-------------------------------

Upon the date of this prospectus, there are 9,000,000 common shares outstanding of which no common shares may be freely traded without registration.

The 9,000,000 common shares are owned by our sole officer and director and will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB

-------------------------------------------------------------

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB. The OTCQB is the middle tier of the OTC Market.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing.  If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB.  We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB.  We currently have no market maker who is willing to list quotations for our securities.

Section 15(g) of the Exchange Act

---------------------------------

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

                      DESCRIPTION OF SECURITIES

General

-------

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.  Our articles of incorporation do not authorize us to issue any preferred stock.  As of April 30, 2011, there were 9,000,000 common shares issued and outstanding that was held by one registered stockholder of record.

Common Stock

------------

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have

  (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors of NYC Moda;

  (ii) are entitled to share ratably in all of the assets of NYC Moda available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of NYC Moda;

  (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and

  (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Anti-Takeover Law

-----------------

 Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Dividend Policy

---------------

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Indemnification for Securities Act Liabilities

----------------------------------------------

Our bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

                              EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Ronald Chadwick, P.C., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

                            LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.

            CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

                    ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                   WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

NYC Moda Inc.

547 N Yale Avenue,
Villa Park IL 60181
(347)690-0196

Attention: Ilona Svinta, Chief Executive Officer


Our fiscal year ends on April 30th. Upon effectiveness of the registration statement, we will become a reporting company and file annual, quarterly and current reports with the SEC. The offering will last for up to one year, which would be the completion of the offering. The reporting obligation commences upon effectiveness of the registration statement under Section 15(d) of the Securities Exchange Act.


You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC.  Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                       FINANCIAL STATEMENTS

Balance Sheet as of July 31, 2011                              41

Statement of Operations for the period from March 30,

2011 (inception) through April 30, 2011, three months

ended July 31, 2011 and for the period from March 30,

2011 (inception) through July 31, 2011                         42

Statement of Cash Flows for the period from March 30,

2011 (Inception) through April 30, 2011, three months

ended July 31, 2011 and the period from March 30, 2011

(inception) through July 31, 2011                              43

Notes to the Financial Statements                              44

Report of Independent Registered Public Accounting Firm        48

Balance Sheet as of April 30, 2011                             49

Statement of Operations for the period from March 30, 2011

(Date of Inception) to April 30, 2011                          50

Statement of Stockholders’ Equity as of April 30, 2011         51

Statement of Cash Flows for the period from March 30, 2010

(Date of Inception) to April 30, 2011                          52

Notes to the Financial Statements                              53

NYC MODA INC.
(A Development Stage Company)
BALANCE SHEETS

		July 31,2011
	April 30, 2011	(unaudited)
ASSETS

Current assets
Cash	$8,959	$1,051
Total current assets	8,959	1,051
Other assets
Inventory	-	985
Total other assets	-	985
Total Assets	$8,959	$2,036

LIABILITIES &
STOCKHOLDERS' EQUITY

Total Liabilities	$-	$-

Stockholders' Equity
Common stock, $.001 par value;
75,000,000 shares authorized;
9,000,000 shares issued and outstanding	9,000	9,000
Additional paid in capital
Deficit accumulated during the dev. stage	(41)	(6,964)

Total Stockholders' Equity	8,959	2,036

Total Liabilities and Stockholders' Equity	$8,959	$2,036

The accompanying notes are an integral part of the financial statements.

NYC MODA INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

			Period From
	Period From		March 30, 2011
	March 30, 2011	Three Months	(Inception)
	(Inception)	Ended	Through
	Through	July 31,2011	July 31,2011
	April 30, 2011	(unaudited)	(unaudited)

Revenue - related party	$-	$-	$-

Operating expenses:
General and administrative	41	6,923	6,964
	41	6,923	6,964

Gain (loss) from operations	(41)	(6,923)	(6,964)

Other income (expense):
	-	-	-

Income (loss) before
provision for income taxes	(41)	(6,923)	(6,964)

Provision for income tax	-	-	-

Net income (loss)	$(41)	$(6,923)	$(6,964)

Net income (loss) per share
(Basic and fully diluted)	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	5,850,000	9,000,000

The accompanying notes are an integral part of the financial statements.

NYC MODA INC.

(A Development Stage Company)

(STATEMENTS OF CASH FLOWS)

(Continued From Previous Page)

			Period From
	Period From		March 30, 2011
	March 30, 2011	Three Months	(Inception)
	(Inception)	Ended	Through
	Through	July 31,2011	July 31,2011
	April 30, 2011	(unaudited)	(unaudited)

Cash Flows From Financing Activities:
Sales of common stock	9,000	-	9,000
Net cash provided by (used
For) financing activities	9,000	-	9,000

Net Increase (Decrease) In Cash	(41)	(7,908)	(7,949)

Cash At The Beginning Of The Period	-	8,959	-

Cash At The End Of The Period	$8,959	$1,051	$1,051

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure

Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of the financial statements

NYC MODA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

NYC MODA INC. (the "Company”) was incorporated under the laws of the State of Nevada on March 30, 2011.  We are a development-stage company in business of distributing designers clothing and footwear from established brands to customers around the word.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an April 30 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $8,959 of cash as of April 30, 2011 and $1,051 as of July 31, 2011.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Inventories

Inventories are stated at the lower of cost or market (first-in, first-out method).

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

NYC MODA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2011.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

Nyc Moda Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – LOAN TO THE COMPANY

There are no loans to the Company as of July 31, 2011.

NOTE 4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 4, 2011, the Company issued 9,000,000 shares of common stock for cash proceeds of $9,000 at $0.001 per share.

There were 9,000,000 shares of common stock issued and outstanding as of July 31, 2011.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NYC MODA INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 – INCOME TAXES

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of July 31, 2011.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to July 31 to August 23, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.


RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

NYC MODA INC.

Villa Park, Illinois

I have audited the accompanying balance sheet of NYC MODA INC. (a development stage company) as of April 30, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from March 30, 2011 (inception) through April 30, 2011. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NYC MODA INC. as of April 30, 2011, and the results of its operations and its cash flows for the period from March 30, 2011 (inception) through April 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                       /s/Ronald R. Chadwick, P.C.

June 15, 2011                             RONALD R. CHADWICK, P.C.


                          NYC MODA INC.

                  (A DEVELOPMENT STAGE COMPANY)

                         BALANCE SHEET

                      AS OF APRIL 30, 2011

                            ASSETS

                                                       April 30,

                                                          2011

                                                       --------

Current Assets

  Cash and cash equivalents                            $  8,959

                                                       --------

Total Assets                                           $  8,959

                                                       ========

              LIABILITIES AND STOCKHOLDERS’ EQUITY

Total Liabilities                                      $      -

Stockholders’ Equity

  Common stock, par value $0.001;

   75,000,000 shares authorized,

   9,000,000 shares issued and outstanding                9,000

  Additional paid in capital -

  Deficit accumulated during the development stage          (41)

                                                       --------

Total Stockholders’ Equity                                8,959

                                                       --------

Total Liabilities and Stockholders’ Equity             $  8,959

                                                       ========

           See accompanying notes to financial statements.

                                NYC MODA INC.

                        (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

       FOR THE PERIOD FROM MARCH 30, 2011 (INCEPTION) TO APRIL 30, 2011

                                                       For the period

                                                         from March

                                                          30, 2011

                                                       (Inception) to

                                                       April 30, 2011

                                                       --------------

REVENUES                                                 $        0

                                                         ----------

OPERATING EXPENSES

  Professional fees                                              15

  General and administrative expenses                            26

                                                         ----------TOTAL OPERATING EXPENSES                                         41

                                                         ----------

NET LOSS FROM OPERATIONS                                        (41)

PROVISION FOR INCOME TAXES                                        0

                                                         ----------

NET LOSS                                                 $      (41)

                                                         ==========

NET LOSS PER SHARE: BASIC AND DILUTED                    $    (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:

  BASIC AND DILUTED                                       5,850,000

                                                         ==========

            See accompanying notes to financial statements.

                              NYC MODA INC.

                        (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS’ EQUITY

       FOR THE PERIOD FROM MARCH 30, 2011 (INCEPTION) TO APRIL 30, 2011

	Common Stock			Deficit Accumulated During the Development Stage
	Shares	Amount ($.001 Par)	Additional Paid In Capital		Total Stockholders' Equity
Inception, March 30, 2011	-	$ -	$ -	$ -	$ -
Shares issued for cash at $0.001	9,000,000	9,000	-	-	9,000
Net loss for the year ended April 30, 2011	-	-	-	(41)	(41)
Balance, April 30, 2011	9,000,000	$9,000	$ -	$(41)	$8,959
	=========	======	=====	=====	======

                 See accompanying notes to financial statements.

                            NYC MODA INC.

                     (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF CASH FLOWS

  FOR THE PERIOD FROM MARCH 30, 2011 (INCEPTION) TO APRIL 30, 2011

                                                      For the

                                                    period from

                                                     March 30,

                                                       2011

                                                    (Inception)

                                                    to April 30,

                                                        2011

                                                    -----------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss for the period                            $     (41)

Adjustments to reconcile net loss to

  net cash (used in) operating activities:

Changes in assets and liabilities:

  Increase (decrease) in accrued expenses                    -

                                                     ---------

CASH FLOWS USED IN OPERATING ACTIVITIES                    (41)

                                                     ---------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from sale of common stock                     9,000

  Loans from shareholder                                     -

                                                     ---------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES              9,000

                                                     ---------

NET INCREASE IN CASH                                     8,959

Cash, beginning of period                                    -

                                                     ---------

Cash, end of period                                  $   8,959

                                                     =========

SUPPLEMENTAL CASH FLOW INFORMATION:

  Interest paid                                      $       -

                                                     =========

  Income taxes paid                                  $       -

                                                     =========

               See accompanying notes to financial statements.

                             NYC MODA INC.

                      (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO THE FINANCIAL STATEMENTS

                           APRIL 30, 2011

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

NYC MODA INC. (the "Company”) was incorporated under the laws of the State of Nevada on March 30, 2011.  We are a development stage company in the business of distributing designer clothing and footwear from established brands to customers around the world.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

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The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

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Basis of Presentation

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Our interim financial statements reflect all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

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The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

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The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an April 30 fiscal year end.

Cash and Cash Equivalents

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The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $8,959 of cash as of April 30, 2011.

Fair Value of Financial Instruments

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The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

                             NYC MODA INC.

                      (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO THE FINANCIAL STATEMENTS

                           APRIL 30, 2011

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

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Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are

Income Taxes (Continued)

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measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

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The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

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The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

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Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

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Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period.  Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2011.

                             NYC MODA INC.

                      (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO THE FINANCIAL STATEMENTS

                           APRIL 30, 2011

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

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The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

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Nyc Moda Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – LOAN TO THE COMPANY

There are no loans to the Company as of April 30, 2011.

NOTE 4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 4, 2011, the Company issued 9,000,000 shares of common stock for cash proceeds of $9,000 at $0.001 per share.

There were 9,000,000 shares of common stock issued and outstanding as of April 30, 2011.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                             NYC MODA INC.

                      (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO THE FINANCIAL STATEMENTS

                           APRIL 30, 2011

NOTE 6 – INCOME TAXES

As of April 30, 2011 the Company had net operating loss carry forwards of $41 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of April 30, 2011.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 13, 2011 to June 15, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                    [Back Page of Prospectus]

                          _______________

                             PROSPECTUS

                      4,000,000 COMMON SHARES

                            NYC MODA INC.

                          _______________

Dealer Prospectus Delivery Obligation

Until ________________, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee                    $    9.29

Printing Expenses                           90.71

Accounting Fees and Expenses               600.00

Auditor Fees and Expenses                3,500.00

Legal Fees and Expenses                  3,500.00

Transfer Agent Fees                      1,300.00

                                        ---------

TOTAL                                   $9,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

NYC Moda’s bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling NYC Moda, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 4, 2011, NYC Moda issued 9,000,000 common shares to our sole officer and director, Ilona Svinta, for a purchase price of $0.001 per share, for aggregate offering proceeds of $9,000.  NYC Moda made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended on the basis that the securities were offered and sold in a non-public offering to a sophisticated investor who had access to registration-type information about NYC Moda.  No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit

Number   Description of Exhibit

 3.1     Articles of Incorporation of the Registrant

 3.2     Bylaws of the Registrant

 5.1     Opinion re:  Legality and Consent of Counsel

10.1     Agreement dated May 30, 2011, by and between the NJDist.Biz.

            and NYC MODA INC

23.1     Consent of Legal Counsel (contained in exhibit 5.1)

23.2     Consent of Ronald R. Chadwick, P.C.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

   (a) The undersigned registrant hereby undertakes:

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Villa Park, Illinois on October 25, 2011.

NYC MODA INC.

  By: /s/ Ilona Svinta

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      Name: Ilona Svinta

      Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/Ilona Svinta

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      Ilona Svinta

      Principal Executive Officer, Controller

      Principal Financial Officer, Director

Dated:    October 25, 2011